UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2022

VWF Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-56459	88-1256373
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

976 South Shannon Street, Van Wert, Ohio		45891
(Address of Principal Executive Offices)		(Zip Code)

(419) 238-9662
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

NA	NA	NONE
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 14, 2022, VWF Bancorp, Inc. (the “Company”), the holding company for Van Wert Federal Savings Bank (the “Bank”), appointed Michael D. Cahill to serve as the Company’s President and Chief Executive Officer, effective January 1, 2023.  He was also appointed to serve as a Director of the Company, effective January 1, 2023.  He was appointed to the class of Directors whose terms expire in 2025.  The Bank also appointed Mr. Cahill to serve as its President and Chief Executive Officer and a Director of the Bank, effective January 1, 2023.

On December 14, 2022, Mark K. Schumm submitted his resignation as the Company’s and the Bank’s President and Chief Executive Officer, effective January 1, 2023.  The Bank appointed him to serve as its Chief Risk Officer, effective January 1, 2023.

As previously disclosed in the Company’s Current Report on Form 8-K filed on October 3, 2022 (the “October 3rd Form 8-K”), Mr. Cahill has been serving as a consultant to the Bank.  The consulting term continues through December 31, 2022.  The October 3rd Form 8-K contains personal information regarding Mr. Cahill, his business experience, and information regarding the employment agreement by and between the Bank and Mr. Cahill, dated September 30, 2022, that sets forth the terms of his employment as President and Chief Executive Officer, all of which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
Exhibit No. Description

10.1	Employment Agreement with Michael D. Cahill (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed on October 3, 2022)
104	Cover Page Interactive Data File (Embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VWF BANCORP, INC.

DATE: December 14, 2022	By:	/s/ Mark K. Schumm
Mark K. Schumm President and Chief Executive Officer